Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS THIRD-QUARTER 2025 RESULTS
•Third-quarter sales from continuing operations of $2.84 billion increased 5% on a reported basis and 2% on an operational basis1,2
•Third-quarter U.S. GAAP3 diluted earnings per share (EPS) (loss) from continuing operations of ($0.10); adjusted diluted EPS from continuing operations of $0.69
•Andrew Hider joined the company as president and chief executive officer (CEO), now leading the company’s focus to drive continuous improvement and sustainable growth and create shareholder value

DEERFIELD, Ill., OCTOBER 30, 2025 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the third quarter of 2025.
“I joined Baxter because it’s a global healthcare leader – an iconic brand with an essential portfolio that touches more than 350 million patients every year,” said Andrew Hider, president and CEO. “In my first weeks, I’ve seen firsthand the passion and expertise that are at the heart of this company. I’ve been working side-by-side with our teams to understand what drives performance, as well as our challenges and opportunities ahead. Following this work, we have already taken decisive steps, including the launch of a new enterprise-wide continuous improvement system to sharpen execution and strengthen future results. There is clearly work

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1 Sales growth on an operational basis and adjusted diluted EPS are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Operational sales growth excludes the impact of the Kidney Care manufacturing and supply agreement (MSA) not reflected in reportable segments, reflects the previously announced exit of IV Solutions in China in the Medical Products & Therapies reportable segment, and is calculated at constant currency rates.
3 Generally Accepted Accounting Principles

ahead of us, but I’m energized by the team’s commitment, motivated by our potential, and confident we’ve begun taking the right steps to build a future of growth and enhanced performance.”

Third-Quarter 2025 Companywide Financial Results
Note that continuing operations exclude Baxter’s Kidney Care business, which was acquired by Carlyle in January 2025, and is reported as discontinued operations.
•Worldwide sales from continuing operations in the third quarter totaled approximately $2.84 billion, increasing 5% on a reported basis and 2% on an operational basis.
•U.S. sales from continuing operations in the third quarter totaled approximately $1.54 billion, increasing 3% on a reported basis and declining 1% on an operational basis.
•International sales from continuing operations in the third quarter totaled approximately $1.29 billion, increasing 8% on a reported basis and 5% on an operational basis.
•On a U.S. GAAP basis, net income (loss) from continuing operations totaled ($51) million, or ($0.10) per diluted share in the third quarter.
•On an adjusted basis, net income from continuing operations in the third quarter was $0.69 per diluted share, increasing 41% over the prior year.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.

Third-Quarter 2025 Segment Results
•Medical Products & Therapies sales for the third quarter totaled approximately $1.33 billion, declining 1% on both a reported and operational basis. Performance in the quarter reflected reduced sales within the Infusion Therapies & Technologies division driven by lower infusion pump sales and softness in IV solutions, which the company believes is due to post-Hurricane Helene fluid conservation efforts. This decline was partially offset by continued strong global demand for Advanced Surgery products.
•Healthcare Systems & Technologies sales for the third quarter totaled approximately $773 million, an increase of 3% on a reported basis and 2% on an operational basis. Performance in the quarter reflected continued demand for Care & Connectivity Solutions products. Growth in the Front Line Care division reflected sequential improvement across both U.S. and international markets.
•Pharmaceuticals sales for the third quarter totaled approximately $632 million, an increase of 7% on a reported basis and 7% on an operational basis. Performance in the quarter reflected continued strength in Drug Compounding and Injectables & Anesthesia products, which benefitted from increased volumes in select international markets and steady contributions from the Injectables portfolio.

Recent Highlights4
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Launched the Welch Allyn Connex 360 Vital Signs Monitor, its next generation patient monitoring device and the latest innovation in Baxter’s connected monitoring portfolio. Connex 360 offers an advanced connectivity and security platform, customizable configurations based on a hospital’s clinical routines, and upgrade capabilities that set the stage for future functionality and enhancements.
•Announced it was awarded a Gold Level Resiliency Badge from the Healthcare Industry Resilience Collaborative (HIRC) in the categories of IV Solutions,

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4 See links to original press releases for additional product information.

Nutrition Solutions and Premix Drugs, becoming the first manufacturer to earn this distinction across these categories.
•Highlighted the actions that supported an expedited recovery following the impact of Hurricane Helene at its North Cove, N.C. site, and how it is further strengthening resiliency across its supply chain.

2025 Financial Outlook
For full-year 2025: Baxter now expects sales growth from continuing operations of 4% to 5% on a reported basis. On an operational basis, Baxter now expects sales growth of 1% to 2%. The company now expects adjusted earnings from continuing operations, before special items, of $2.35 to $2.40 per diluted share.
For fourth-quarter 2025: The company expects sales growth from continuing operations of approximately 2% on a reported basis and a decline of approximately 2% on an operational basis. The company expects adjusted earnings from continuing operations, before special items, of $0.52 to $0.57 per diluted share.
A webcast of Baxter’s third-quarter 2025 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 30, 2025. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

Upcoming Webcasted Investor Events (to be made available on www.baxter.com)
•Jefferies Global Healthcare Conference at 7 a.m. CST, November 18, 2025
•Evercore Healthcare Conference at 9:50 a.m. CST, December 2, 2025

About Baxter
At Baxter, we are everywhere healthcare happens – and everywhere it is going, with essential solutions in the hospital, physician's office and other sites of care. For nearly a century,

our customers have counted on us as a vital and trusted partner. And every day, millions of patients and healthcare providers rely on our unmatched portfolio of connected solutions, medical devices, and advanced injectable technologies. Approximately 38,000 Baxter team members live our enduring Mission: to Save and Sustain Lives. Together, we are redefining how care is delivered to make a greater impact today, tomorrow, and beyond. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company's operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company's reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company's past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Operational sales growth is a non-GAAP measure that excludes the impact of the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV solutions in China in the Medical Products & Therapies reportable segment, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company's detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating income, net, adjusted operating income, adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters and nine-month periods ended September 30, 2025 and 2024, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, certain legal matters, a goodwill impairment, investment impairments, product-related reserves, the gain on the sale of the Kidney Care business,

Hurricane Helene costs, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company's reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company's Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company's Board of Directors to evaluate the cash generated from Baxter's operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company's financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company's targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV solutions in China in the Medical Products & Therapies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This release includes forward-looking statements concerning the company's financial results (including the outlook for fourth-quarter and full-year 2025) and operational, business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company's ability to achieve the intended benefits of its recent strategic actions, including the sale of the Kidney Care business, business strategy and development activities (including the acquisition Hill-Rom Holdings, Inc. and completion of related integration activities) and cost saving initiatives, or of future long-term financial improvement goals; the impact of global economic conditions (including, among other things, changes in tariffs, taxation, trade policies and treaties, sanctions, embargos, export control restrictions, the potential for a recession, supply chain disruptions, inflation levels and interest rates, financial market volatility, banking crises, the war in Ukraine, the conflict in the Middle East and other geopolitical events, and the potential for escalation of these and other conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars, global public health crises, pandemics and epidemics, or the anticipation of any of the foregoing, on the company's operations and on the company's employees, customers, suppliers, and foreign governments in countries in which the company operates and the company’s ability to identify actions to mitigate the impact of those conditions (or to realize the anticipated benefits of any such mitigating actions); demand and market acceptance risks for, and competitive pressures (including pricing) related to, new and existing products and services (including customer response to recent Novum IQ Large Volume Pump (Novum LVP) field actions and the related voluntary ship and installation hold, which may include additional returns or exchanges), challenges and reputational risks associated with converting customers to new or alternative products and challenges with accurately predicting changing customer preferences and future expenditures and inventory levels (including with respect to the impact of the Novum LVP ship and installation hold and what the company believes to be continuing fluid conservation practices) and with being able to monetize new and existing products and services, the impact of those products and services on quality and patient safety concerns, and the need for ongoing training and support for the company’s products and services; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle (which may result in monetary penalties owed to the company’s suppliers in the event the company does not place orders at levels contemplated in its contractual arrangements); future actions of, or failures to act or delays in acting by the U.S. Food and Drug Administration, the European Medicines Agency, or any other regulatory body or government authority (including the U.S. Securities and Exchange Commission, Department of Justice, Health Canada or the Attorney General of any state), or any product quality or patient safety issues (including those related to the company's infusion pump category) that could delay, limit or suspend product development, manufacturing, or sale or otherwise lead to product recalls (either voluntary or required by governmental authorities), adverse regulatory site inspection reports, voluntary or official action indicated classifications, labeling changes, launch delays, warning letters, import bans, refusal of a government to grant or the government withdrawal of approvals, clearances, licenses or other marketing authorizations, denial of import certifications, sanctions, seizures, injunctions (including to halt manufacture or distribution), monetary sanctions, criminal or civil liabilities or litigation; the continuity, availability, and pricing of acceptable raw materials and component parts, the company's ability to pass some or all of any increased costs to its customers through price increases or otherwise, and the related continuity of the company's manufacturing, sterilization, supply and distribution and those of the company’s suppliers; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals, market and category growth rates, growth rates for the company's segments, customer demand and related impacts on the company’s liquidity (including with respect to increased inventory levels); the company's ability to execute on its capital allocation plans, including the company's debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds; future downgrades to the company's credit ratings or ratings outlooks, or withdrawals by rating agencies from rating the company and its indebtedness, and the related impact on the company’s funding costs and liquidity; the company’s ability to finance and develop new products or services, or enhancements thereto, on commercially acceptable terms or at all; actions by tax authorities in connection with ongoing tax audits (including with respect to transfer pricing matters and the potential issuance of one or more Notice of Proposed Adjustments), the outcome of pending or future litigation (including as a result of customer or supplier disputes) and the sufficiency of any related reserves; fluctuations in foreign exchange and interest rates; the impact of any accounting estimates and assumptions, including with respect to goodwill, intangible assets, or other long-lived asset impairments on the company's operating results; failures with respect to the company's quality, compliance or ethics programs; our ability to attract, develop, retain and engage key employees, including as a result of organizational or other corporate changes and strategic initiatives, and the occurrence of labor disruptions resulting from labor disagreements under bargaining agreements or national trade union agreements, disputes with works councils or otherwise); inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization, or supply difficulties, including as a result of natural disaster or severe weather event (such as Hurricane Helene), war, terrorism, global public health crises and epidemics/pandemics, regulatory actions, or otherwise; future actions of third parties, including third-party payors and the company’s customers and distributors (including group purchasing organizations and integrated delivery networks); breaches and breakdowns affecting the company's information technology systems or protected information, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in the company's information technology systems or products; the company’s ability to effectively develop, integrate or deploy artificial intelligence, machine learning and other emerging technologies into the company’s products, services and operations in a manner that is compliant with existing and emerging regulations and consistent with evolving customer preferences; the impact of physical effects of climate change, severe storms (including Hurricane Helene) and storm-related events; changes to legislation and regulation and other governmental pressures in the United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation (including taxation of income, whether with respect to current or future tax reform) and rebate policies; the company's ability to meet evolving and varied corporate responsibility expectations of the company's stakeholders, including compliance with emerging and potentially contradictory global sustainability regulations; the ability to protect or enforce the company's patents or other proprietary rights (including trademarks, copyrights, trade secrets, and know-how) or where the patents of third parties prevent or restrict the company's manufacture, sale, or use of affected products or technology; and other factors discussed in Baxter's most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Connex 360, Novum IQ and Welch Allyn are trademarks of Baxter International Inc.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Kevin Moran, (224) 948-3085
global_corp_investor_relations@baxter.com

###

BAXTER — PAGE 10

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2025	2024	Change
NET SALES	$2,835	$2,699	5%
COST OF SALES	1,885	1,666	13%
GROSS MARGIN	950	1,033	(8)%
% of Net Sales	33.5%	38.3%	(4.8) pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	708	754	(6)%
% of Net Sales	25.0%	27.9%	(2.9) pts
RESEARCH AND DEVELOPMENT EXPENSES	118	129	(9)%
% of Net Sales	4.2%	4.8%	(0.6) pts
OTHER OPERATING INCOME, NET	(48)	(5)	NM
OPERATING INCOME	172	155	11%
% of Net Sales	6.1%	5.7%	0.4 pts
INTEREST EXPENSE, NET	58	87	(33)%
OTHER (INCOME) EXPENSE, NET	(7)	(1)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	121	69	75%
INCOME TAX EXPENSE (BENEFIT)	172	8	NM
% of Income (loss) from Continuing Operations Before Income Taxes	142.1%	11.6%	130.5 pts
INCOME (LOSS) FROM CONTINUING OPERATIONS	(51)	61	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	5	83	(94)%
NET INCOME (LOSS)	(46)	144	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	—	4	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	4	NM
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(46)	$140	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.10)	$0.12	NM
Diluted	$(0.10)	$0.12	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.01	$0.15	(93)%
Diluted	$0.01	$0.15	(93)%
INCOME (LOSS) PER COMMON SHARE
Basic	$(0.09)	$0.27	NM
Diluted	$(0.09)	$0.27	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	514	510
Diluted	514	512
ADJUSTED OPERATING INCOME (excluding special items)¹	$423	$391	8%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$353	$252	40%
ADJUSTED INCOME (LOSS) FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$2	$163	(99)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$355	$411	(14)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.69	$0.49	41%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.00	$0.31	NM
ADJUSTED DILUTED EPS (excluding special items)¹	$0.69	$0.80	(14)%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended September 30, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$950	$708	$118	$(48)	$172	$121	$172	$(51)	$5	$(46)	$(46)	$(0.10)	$0.01	$(0.09)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	33.5%	25.0%	4.2%	(1.7)%	6.1%	4.3%	142.1%	(1.8)%	0.2%	(1.6)%	(1.6)%
Intangible asset amortization	96	(51)	—	—	147	147	34	113	—	113	113	0.22	0.00	0.22
Business optimization items[1]	25	(10)	(3)	—	38	38	10	28	—	28	28	0.05	0.00	0.05
Acquisition and integration items[2]	—	(6)	—	(2)	8	8	2	6	—	6	6	0.01	0.00	0.01
European medical devices regulation[3]	5	—	—	—	5	5	1	4	—	4	4	0.01	0.00	0.01
Product related reserves[4]	32	—	—	—	32	32	8	24	—	24	24	0.05	0.00	0.05
Hurricane Helene costs[5]	8	—	—	—	8	8	2	6	—	6	6	0.01	0.00	0.01
Separation-related costs[6]	1	(12)	—	—	13	13	3	10	—	10	10	0.02	0.00	0.02
Gain on Kidney Care sale[8]	—	—	—	—	—	—	—	—	37	37	37	0.00	0.07	0.07
Tax matters[9]	—	—	—	—	—	—	(213)	213	(40)	173	173	0.41	(0.07)	0.34
Adjusted	$1,117	$629	$115	$(50)	$423	$372	$19	$353	$2	$355	$355	$0.69	$0.00	$0.69
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	39.4%	22.2%	4.1%	(1.8)%	14.9%	13.1%	5.1%	12.5%	0.1%	12.5%	12.5%

Weighted-average diluted shares as reported						514
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported						1
Weighted-average diluted shares as adjusted						515

The company’s U.S. GAAP results for the three months ended September 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,033	$754	$155	$69	$8	$61	$83	$144	$140	$0.12	$0.15	$0.27
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	38.3%	27.9%	5.7%	2.6%	11.6%	2.3%	3.1%	5.3%	5.2%
Intangible asset amortization	108	(51)	159	159	38	121	3	124	124	0.24	0.00	0.24
Business optimization items[1]	2	(16)	18	18	5	13	18	31	31	0.03	0.03	0.06
Acquisition and integration items[2]	—	(5)	5	5	1	4	—	4	4	0.01	0.00	0.01
European medical devices regulation[3]	9	—	9	9	2	7	1	8	8	0.01	0.01	0.02
Product related reserves[4]	3	—	3	3	—	3	—	3	3	0.01	0.00	0.01
Hurricane Helene costs[5]	25	—	25	25	6	19	—	19	19	0.04	0.00	0.04
Legal matters[7]	—	(17)	17	17	4	13	—	13	13	0.03	0.00	0.03
Separation-related costs[6]	—	—	—	—	—	—	46	46	46	0.00	0.09	0.09
Tax matters[9]	—	—	—	—	(11)	11	12	23	23	0.02	0.02	0.04
Adjusted	$1,180	$665	$391	$305	$53	$252	$163	$415	$411	$0.49	$0.31	$0.80
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	43.7%	24.6%	14.5%	11.3%	17.4%	9.3%	6.0%	15.4%	15.2%

				Reported	Adjusted
Income (loss) from discontinued operations, net of tax				$83	$163
Less: Net income attributable to noncontrolling interests included in discontinued operations				4	4
Income (loss) from discontinued operations, net of tax attributable to Baxter stockholders				$79	$159

				Reported	Adjusted
Net income (loss)				$144	$415
Less: Net income attributable to noncontrolling interests				4	4
Net income (loss) attributable to Baxter stockholders				$140	$411

1The company’s results of continuing operations in 2025 and 2024 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2025 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment and the exit of a product line at one of its manufacturing facilities. These restructuring and business optimization costs in 2024 included costs which were primarily related to its implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities and initiatives within its Healthcare Systems & Technologies segment. The company's results of discontinued operations in 2024 included costs primarily related to inventory write-offs due to the exit of a product line and the decision to cease production of dialyzers at one of its U.S.-based manufacturing facilities.
2The company’s results of continuing operations in 2025 and 2024 included integration-related items comprised of Hill-Rom Holdings, Inc. (Hillrom) acquisition and integration expenses.
3The company’s results in 2025 and 2024 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consisted of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2025 included charges related to estimates of warranty and remediation activities arising from field corrective actions across its infusion pump category and a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022. The company results of continuing operations in 2024 included charges related to a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022.
5The company's results of continuing operations in 2025 and 2024 included charges related to Hurricane Helene. In 2025 this amount consisted of remediation, air freight and other costs. In 2024 this amount consisted of a charge related to damaged inventory and fixed assets, partially offset by a benefit related to insurance recoveries as a result of those asset write-offs.
6The company’s results of continuing operations in 2025 and discontinued operations in 2024 included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment.
7The company’s results in 2024 included charges related to environmental reserves for remediation actions associated with historic operations at certain of our facilities.
8The company's results of discontinued operations in 2025 included the final settlement of certain net working capital adjustments reducing the gain on sale of its former Kidney Care segment made in accordance with the terms of the related Equity Purchase Agreement (Kidney Care EPA).
9The company's results of continuing operations in 2025 included an income tax expense primarily related to an increase in reserves for uncertain tax positions and a step-up in Swiss valuation allowances, partially offset by the release of valuation allowances on foreign tax credits. The company's results of discontinued operations in 2025 included an income tax benefit attributable to the allocation of reserves for uncertain tax positions to discontinued operations and indirect impacts of the carryback of the tax benefits generated by the sale of its former Kidney Care business to prior years. The company's results of continuing operations in 2024 included tax items consisting of a valuation allowance recorded to reduce the carrying amount of a tax attributable carryforward in the U.S. related to the sale of its former Kidney Care segment, partially offset by application of the intraperiod tax allocation between continuing operations and discontinued operations.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2025	2024	Change
NET SALES	$8,270	$7,883	5%
COST OF SALES	5,468	4,858	13%
GROSS MARGIN	2,802	3,025	(7)%
% of Net Sales	33.9%	38.4%	(4.5) pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,129	2,206	(3)%
% of Net Sales	25.7%	28.0%	(2.3) pts
RESEARCH AND DEVELOPMENT EXPENSES	392	379	3%
% of Net Sales	4.7%	4.8%	(0.1) pts
OTHER OPERATING INCOME, NET	(140)	(9)	NM
OPERATING INCOME	421	449	(6)%
% of Net Sales	5.1%	5.7%	(0.6) pts
INTEREST EXPENSE, NET	180	251	(28)%
OTHER (INCOME) EXPENSE, NET	(10)	(34)	(71)%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	251	232	8%
INCOME TAX EXPENSE (BENEFIT)	116	70	66%
% of Income from Continuing Operations Before Income Taxes	46.2%	30.2%	16.0 pts
INCOME (LOSS) FROM CONTINUING OPERATIONS	135	162	(17)%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	36	(290)	NM
NET INCOME (LOSS)	171	(128)	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	—	9	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	9	NM
NET LOSS ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$171	$(137)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.26	$0.32	(19)%
Diluted	$0.26	$0.32	(19)%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.07	$(0.59)	NM
Diluted	$0.07	$(0.59)	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.33	$(0.27)	NM
Diluted	$0.33	$(0.27)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	513	509
Diluted	514	511
ADJUSTED OPERATING INCOME (excluding special items)¹	$1,238	$1,055	17%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$942	$669	41%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$9	$427	(98)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$951	$1,087	(13)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$1.83	$1.31	40%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$0.02	$0.82	(98)%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.85	$2.13	(13)%
1    Refer to page 13 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the nine months ended September 30, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$2,802	$2,129	$392	$421	$(10)	$251	$116	$135	$36	$171	$171	$0.26	$0.07	$0.33
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	33.9%	25.7%	4.7%	5.1%	(0.1)%	3.0%	46.2%	1.6%	0.4%	2.1%	2.1%
Intangible asset amortization	301	(152)	—	453	—	453	106	347	—	347	347	0.68	0.00	0.68
Business optimization items[1]	44	(51)	(5)	100	—	100	25	75	—	75	75	0.15	0.00	0.15
Acquisition and integration items[2]	—	(12)	—	14	(5)	19	4	15	—	15	15	0.03	0.00	0.03
European medical devices regulation[3]	15	—	—	15	—	15	3	12	—	12	12	0.02	0.00	0.02
Product-related reserves[4]	61	—	—	61	—	61	16	45	—	45	45	0.09	0.00	0.09
Hurricane Helene costs[5]	123	—	—	123	—	123	31	92	6	98	98	0.18	0.01	0.19
Legal matters[6]	11	—	—	11	—	11	2	9	—	9	9	0.02	0.00	0.02
Investment impairments[7]	—	—	—	—	(9)	9	2	7	—	7	7	0.01	0.00	0.01
Separation-related costs[8]	2	(38)	—	40	—	40	9	31	31	62	62	0.06	0.06	0.12
Gain on Kidney Care Sale [9]	—	—	—	—	—	—	—	—	(74)	(74)	(74)	0.00	(0.14)	(0.14)
Tax Matters[11]	—	—	—	—	—	—	(174)	174	10	184	184	0.34	0.02	0.36
Adjusted	$3,359	$1,876	$387	$1,238	$(24)	$1,082	$140	$942	$9	$951	$951	$1.83	$0.02	$1.85
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	40.6%	22.7%	4.7%	15.0%	(0.3)%	13.1%	12.9%	11.4%	0.1%	11.5%	11.5%

The company’s U.S. GAAP results for the nine months ended September 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$3,025	$2,206	$449	$232	$70	$162	$(290)	$(128)	$(137)	$0.32	$(0.59)	$(0.27)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	38.4%	28.0%	5.7%	2.9%	30.2%	2.1%	(3.7)%	(1.6)%	(1.7)%
Intangible asset amortization	316	(155)	471	471	111	360	19	379	379	0.70	0.04	0.74
Business optimization items[1]	8	(41)	49	49	14	35	53	88	88	0.07	0.10	0.17
Acquisition and integration items[2]	1	(15)	16	16	3	13	—	13	13	0.03	0.00	0.03
European medical devices regulation[3]	25	—	25	25	6	19	3	22	22	0.04	0.00	0.04
Product-related items[4]	3	—	3	3	—	3	—	3	3	0.01	0.00	0.01
Hurricane Helene Costs[5]	25	—	25	25	6	19	—	19	19	0.04	0.00	0.04
Legal matters[6]	—	(17)	17	17	4	13	—	13	13	0.03	0.00	0.03
Separation-related costs[8]	—	—	—	—	—	—	193	193	193	0.00	0.38	0.38
Goodwill impairment[10]	—	—	—	—	—	—	430	430	430	0.00	0.84	0.84
Tax matters[11]	—	—	—	—	(45)	45	19	64	64	0.09	0.04	0.13
Adjusted	$3,403	$1,978	$1,055	$838	$169	$669	$427	$1,096	$1,087	$1.31	$0.82	$2.13
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	43.2%	25.1%	13.4%	10.6%	20.2%	8.5%	5.4%	13.9%	13.8%

				Reported	Adjusted
Income (loss) from discontinued operations, net of tax				$(290)	$427
Less: Net income attributable to noncontrolling interests included in discontinued operations				9	9
Income (loss) from discontinued operations, net of tax attributable to Baxter stockholders				$(299)	$418

				Reported	Adjusted
Net income (loss)				$(128)	$1,096
Less: Net income attributable to noncontrolling interests				9	9
Net income (loss) attributable to Baxter stockholders				$(137)	$1,087
1.The company’s results of continuing operations in 2025 and 2024 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2025 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment and the exit of a product line at one of its manufacturing facilities. These restructuring and business optimization costs in 2024 included costs related to its implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities and and initiatives within its Healthcare Systems & Technologies segment. The company's results of discontinued operations in 2024 included costs primarily related to a program to centralize certain of its research and development activities into a new location and property plant and equipment impairments in connection with the transfer of a manufacturing production line as part of its initiatives to optimize its global manufacturing and supply chain organization.
2.The company’s results of continuing operations in 2025 and 2024 included integration-related items comprised of Hillrom acquisition and integration expenses. In 2025 these expenses reflected third-party consulting costs and the recognition of a noncash impairment of property, plant and equipment related to integration activities. In 2024 these expenses related to third-party consulting costs related to its integration of Hillrom.
3.The company’s results in 2025 and 2024 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4.The company's results of continuing operations in 2025 included charges related to estimates of warranty and remediation activities arising from field corrective actions across its infusion pump category and a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022. The company results of continuing operations in 2024 included charges related to a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022.
5.The company's results of continuing operations in 2025 included charges related to Hurricane Helene, which consisted of remediation, air freight and other costs. The company's results of discontinued operations in 2025 included charges related to Hurricane Helene, which consisted of air freight and other costs. The company's results of continuing operations in 2024 included net charges related to Hurricane Helene. This amount consisted of a charge related to damaged inventory and fixed assets, partially offset by a benefit related to insurance recoveries as a result of those asset write-offs.
6.The company’s results of continuing operations in 2025 included charges related to matters involving alleged injury from environmental exposure. The company's results from continuing operations in 2024 included charges related to environmental reserves for remediation actions associated with historic operations at certain of our facilities.
7.The company's results of continuing operations in 2025 included losses from a noncash impairment write-down in an equity method investment.
8.The company's results of continuing operations in 2025 included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment. The company's results of discontinued operations in 2025 and 2024 included separation-related costs related to external advisors supporting its activities related to the sale of its former Kidney Care segment.
9.The company's results of discontinued operations in 2025 included a gain from the sale of its former Kidney Care segment, partially offset by the final settlement of certain net working capital adjustments made in accordance with the Kidney Care EPA.
10.The company's results of discontinued operations in 2024 included a charge related to a goodwill impairment of the company's former Chronic Therapies reporting unit within its former Kidney Care segment.
11.The company's results of continuing operations in 2025 included an income tax expense primarily related to an increase in reserves for uncertain tax positions and a step-up in Swiss valuation allowances, partially offset by the release of valuation allowances on foreign tax credits and a tax benefit primarily driven by an entity classification election that it made for U.S. tax purposes, which resulted in a capital loss. The company's results of discontinued operations in 2025 included indirect impacts of the carryback of tax benefits generated by the sale of its former Kidney Care business to prior years and an income tax benefit attributable to the allocation of reserves for uncertain tax positions to discontinued operations. The company's results in 2024 included income tax items consisting of a valuation allowance recorded to reduce the carrying amount of a tax attribute carryforward in the U.S. and internal reorganization transactions related to the sale of its former Kidney Care segment.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products & Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems & Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. Other sales not allocated to a segment primarily includes sales to Vantive, pursuant to the Kidney Care Manufacturing and Supply Agreement (MSA), and sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended September 30,		% Change @ Actual Rates	% Change @ Operational Sales Growth	Nine Months Ended September 30,		% Change @ Actual Rates	% Change @ Operational Sales Growth
	2025	2024			2025	2024
Infusion Therapies & Technologies	$1,023	$1,070	(4)%	(4)%	$3,041	$3,081	(1)%	0%
Advanced Surgery	306	272	13%	11%	870	812	7%	7%
Medical Products & Therapies	1,329	1,342	(1)%	(1)%	3,911	3,893	0%	2%
Care & Connectivity Solutions	473	456	4%	3%	1,374	1,310	5%	4%
Front Line Care	300	296	1%	1%	870	857	2%	2%
Healthcare Systems & Technologies	773	752	3%	2%	2,244	2,167	4%	3%
Injectables & Anesthesia	333	321	4%	3%	1,000	990	1%	1%
Drug Compounding	299	267	12%	11%	825	778	6%	6%
Pharmaceuticals	632	588	7%	7%	1,825	1,768	3%	3%
Other	101	17	494%	0%	290	55	427%	(16)%
Total - Continuing Operations	$2,835	$2,699	5%	2%	$8,270	$7,883	5%	2%

Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Medical Products & Therapies	$273	$268	$756	$733
% of Segment Net Sales	20.5%	20.0%	19.3%	18.8%
Healthcare Systems & Technologies	104	136	315	323
% of Segment Net Sales	13.5%	18.1%	14.0%	14.9%
Pharmaceuticals	56	58	183	211
% of Segment Net Sales	8.9%	9.9%	10.0%	11.9%
Other	5	2	20	15
Total	438	464	1,274	1,282
Unallocated corporate costs	(15)	(73)	(36)	(227)
Intangible asset amortization expense	(147)	(159)	(453)	(471)
Legal matters	—	(17)	(11)	(17)
Business optimization items	(38)	(18)	(100)	(49)
Acquisition and integration items	(8)	(5)	(14)	(16)
Separation-related costs	(13)	—	(40)	—
European Medical Devices Regulation	(5)	(9)	(15)	(25)
Product-related items	(32)	(3)	(61)	(3)
Hurricane Helene costs	(8)	(25)	(123)	(25)
Total operating income (loss)	172	155	421	449
Interest expense, net	58	87	180	251
Other (income) expense, net	(7)	(1)	(10)	(34)
Income (Loss) from continuing operations before income taxes	$121	$69	$251	$232

BAXTER — PAGE 16

BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended September 30,
	2025			2024			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$555	$468	$1,023	$613	$457	$1,070	(9)%	2%	(4)%
Advanced Surgery	168	138	306	149	123	272	13%	12%	13%
Medical Product & Therapies	723	606	1,329	762	580	1,342	(5)%	4%	(1)%
Care & Connectivity Solutions	348	125	473	335	121	456	4%	3%	4%
Front Line Care	229	71	300	222	74	296	3%	(4)%	1%
Healthcare Systems & Technologies	577	196	773	557	195	752	4%	1%	3%
Injectables & Anesthesia	177	156	333	178	143	321	(1)%	9%	4%
Drug Compounding	—	299	299	—	267	267	0%	12%	12%
Pharmaceuticals	177	455	632	178	410	588	(1)%	11%	7%
Other	67	34	101	3	14	17	2,133%	143%	494%
Total - Continuing Operations	$1,544	$1,291	$2,835	$1,500	$1,199	$2,699	3%	8%	5%

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2025			2024			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$1,693	$1,348	$3,041	$1,718	$1,363	$3,081	(1)%	(1)%	(1)%
Advanced Surgery	471	399	870	446	366	812	6%	9%	7%
Medical Products & Therapies	2,164	1,747	3,911	2,164	1,729	3,893	0%	1%	0%
Care & Connectivity Solutions	1,005	369	1,374	945	365	1,310	6%	1%	5%
Front Line Care	652	218	870	635	222	857	3%	(2)%	2%
Healthcare Systems & Technologies	1,657	587	2,244	1,580	587	2,167	5%	0%	4%
Injectables & Anesthesia	559	441	1,000	566	424	990	(1)%	4%	1%
Drug Compounding	—	825	825	—	778	778	0%	6%	6%
Pharmaceuticals	559	1,266	1,825	566	1,202	1,768	(1)%	5%	3%
Other	190	100	290	30	25	55	533%	300%	427%
Total - Continuing Operations	$4,570	$3,700	$8,270	$4,340	$3,543	$7,883	5%	4%	5%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2025	2024
Cash flows from (used in) operations – continuing operations	$355	$376
Cash flows from (used in) investing activities - continuing operations	(350)	(281)
Cash flows from (used in) financing activities - continuing operations	(4,069)	(1,222)

Cash flows from (used in) operations - continuing operations	$355	$376
Capital expenditures - continuing operations	(373)	(314)
Free cash flow - continuing operations	$(18)	$62

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From the Three Months Ended September 30, 2024 to the Three Months Ended September 30, 2025
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	Exit of IV Solutions in China	FX	Operational Sales Growth*
Infusion Therapies & Technologies	(4)%	0%	1%	(1)%	(4)%
Advanced Surgery	13%	0%	0%	(2)%	11%
Medical Products & Therapies	(1)%	0%	1%	(1)%	(1)%
Care & Connectivity Solutions	4%	0%	0%	(1)%	3%
Front Line Care	1%	0%	0%	0%	1%
Healthcare Systems & Technologies	3%	0%	0%	(1)%	2%
Injectables & Anesthesia	4%	0%	0%	(1)%	3%
Drug Compounding	12%	0%	0%	(1)%	11%
Pharmaceuticals	7%	0%	0%	(0)%	7%
Other	494%	(500)%	0%	6%	0%
Total - Continuing Operations	5%	(3)%	1%	(1)%	2%

*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Nine Months Ended September 30, 2024 to The Nine Months Ended September 30, 2025
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	Exit of IV Solutions in China	FX	Operational Sales Growth*
Infusion Therapies & Technologies	(1)%	0%	1%	0%	0%
Advanced Surgery	7%	0%	0%	0%	7%
Medical Products & Therapies	0%	0%	1%	1%	2%
Care & Connectivity Solutions	5%	0%	0%	(1)%	4%
Front Line Care	2%	0%	0%	0%	2%
Healthcare Systems & Technologies	4%	0%	0%	(1)%	3%
Injectables & Anesthesia	1%	0%	0%	0%	1%
Drug Compounding	6%	0%	0%	0%	6%
Pharmaceuticals	3%	0%	0%	0%	3%
Other	427%	(447)%	0%	4%	(16)%
Total - Continuing Operations	5%	(3)%	0%	0%	2%

*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Fourth Quarter and Full Year 2025 U.S. GAAP Sales Growth to Projected Operational Sales Growth and Projected Fourth Quarter and Full Year 2025 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q4 2025*	FY 2025*
Sales growth - U.S. GAAP	~2%	4% - 5%
Kidney Care MSA	(~300 bps)	(~300 bps)
Exit of IV Solutions in China	NM	~50 bps
Foreign Exchange	(~100 bps)	(~50 bps)
Operational sales growth	(~2%)	1% - 2%

Adjusted Earnings Per Share Guidance	Q4 2025	FY 2025
Adjusted diluted EPS	$0.52 - $0.57	$2.35 - $2.40

*Totals may not foot due to rounding
NM - Not Meaningful

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV Solutions in China in the Medical Products & Therapies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.